Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2011, relating to the consolidated financial statements and financial statement schedule of Identive Group Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Identive Group Inc. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE GMBH

WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT

Munich, Germany

June 10, 2011